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                                                                    EXHIBIT 10.2

                                NEW IBERIA BANK
                    NONQUALIFIED DEFERRED COMPENSATION PLAN

                 AGREEMENT made   December 1, 1991, between  The New Iberia
Bank, a domestic corporation (the "Corporation"), and Ernest Freyou (the "Employee").

                 WHEREAS, Employee has performed valuable services to the Corporation for a period of more than five (5) years, and the Corporation wishes to reward and encourage the continuance of such services, it is therefore agreed:

         1.      Payments Upon Termination of Employment

                 a. Amount. If the Employee continues employment with the Corporation until he attains at least age 63, then the Corporation shall pay to the Employee at termination of employment an amount payable monthly for ten (10) years in accordance with the following
                          Schedule:

                          Employment Continued                      Monthly
                          --------------------                      -------
                          at Least Until Age:                       Amount:
                          -------------------                       -------
                                  63                                $1,144
                                  65                                $1,261

                 b. Form of Payment. If an amount becomes due under this paragraph by reason of the Employee's termination of employment, then such amount shall be paid to the Employee in accordance with subparagraph (a) above, beginning within sixty (60) days of the termination of the Employee's employment.

                 c. Death of Employee. If the Employee becomes entitled to monthly payments under this paragraph, but the Employee dies before he receives all such monthly payments, then the remainder of such monthly payments due under this paragraph shall continue to be made to the Employee's Designated Beneficiary upon written verification of the Employee's death.

         2.      Payment Upon Death

                 a. Amount. Upon the Employee's death prior to his termination of employment, the Corporation shall pay to the Designated Beneficiary the amount of $100,000.00.





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                 b.       Form of Payment.  If an amount becomes due under this
                          paragraph, then such amount shall be paid to the Designated Beneficiary in a lump sum within one hundred and twenty (120) days of the date the Corporation receives written verification of the Employee's death.

         3. Designated Beneficiary. The Designated Beneficiary referred to in this Agreement may be designated or changed by the Employee (without the consent of any prior beneficiary) on a form provided by the Corporation and delivered to the Corporation before his death. If no such beneficiary shall have been designated, or if no Designated Beneficiary shall survive the Employee, any amount payable under this Agreement shall be payable to the Employee's estate.

         4. Limitation on Obligation to Pay Death Benefit. The Corporation shall not be obligated to pay the death benefit described in paragraph 2 above, if the employee's death is on account of suicide within the two year period beginning with the date this Agreement is signed.

         5. General Creditor Only of Corporation. The rights of the Employee or any Designated Beneficiary of the Employee shall be solely those of an unsecured creditor of the Corporation. If the Corporation shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, then, except as otherwise expressly provided, such policy or other asset shall not be deemed to be held under any trust for the benefit of the Employee or his Designated Beneficiary or to be collateral security for the performance of the obligations of the Corporation but shall be and remain, a general, unpledged, unrestricted asset of the Corporation.

         6. No Trust. Nothing contained in the Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Employee, his Designated Beneficiary or any other person.

         7. No Assignment. The right of the Employee or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged, or encumbered except by Will or by the laws of descent and distribution.





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         8.      Corporation's Powers and Liabilities.  The Corporation shall have full power and authority to interpret and administer this Agreement. The Corporation's interpretations and construction of any provision or action taken under this Agreement shall be binding and conclusive on all persons for all purposes. No member of the Corporation shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to the member's willful misconduct or lack of good faith.

         9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the Employee and his heirs, executors, administrators, and legal representatives.

         10. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Louisiana.

         11. Notice. Any notice to be delivered under this Agreement shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Corporation or Employee at their last know address.

         12. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         13. Source of Benefits. The amounts payable to the Employee shall be paid exclusively from the general assets of the Corporation.

         14. Forfeitures of Benefits. Notwithstanding anything to the contrary contained in this Agreement, the Employee shall forfeit all benefits under this Agreement if it is determined by the Corporation that he has acted in a manner which is prejudicial to the Corporation's interest.

         15. Waiver. A waiver of one or more provisions of this Agreement shall not effect any other provisions of this Agreement, such that the remaining provisions will remain in full force and effect.

         16. Termination of Employment. This agreement shall not obligate the Corporation to continue the employment of the Employee or limit the right of the corporation to terminate the Employee's employment. Termination of the Employee's employment with the Corporation for any





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                 reason, whether by action of the Corporation or Employee,
                 shall immediately terminate the Employee's participation in the Agreement and all further obligations of either party to the other except as otherwise provided in the Agreement. In no event shall the Agreement, by its terms or implications, constitute an employment contract of any nature whatsoever between the Corporation and the Employee.

                 Thus, done and signed, this  2nd day of  January, 1992.


WITNESS:                                THE NEW IBERIA BANK


 /s/ PAMILA H. SPRAGGINS                BY:   /s/ LEONARD J. FREYOU
-----------------------------                 -----------------------------
                                              Leonard J. Freyou

 /s/ ROBERT EPPLEY                            /s/ ERNEST FREYOU
-----------------------------                 -----------------------------
                                              Ernest Freyou


                 In accordance with Item 2a of this Agreement, I hereby name Deanna Freyou, my wife, whose date of birth is Mar 3, 1938 and resides at 2225 Freyou Road, New Iberia, LA as revocable beneficiary in the event of my death.

                 If the beneficiary named above dies, I name the following revocable contingent beneficiaries to become the beneficiary.


NAME                      ADDRESS          RELATIONSHIP             DATE OF BIRTH
Children by law


                 Dated at New Iberia on Jan. 2, 1992.



/s/ PAMILA H. SPRAGGINS                            /s/ ERNEST FREYOU
-------------------------                          -----------------------------
Witness                                            Signature of Employee